EXHIBIT 1

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT (this “Agreement”), dated as of October 6, 2003, among TCW/Crescent Mezzanine Partners, L.P. , a Delaware limited partnership, TCW/Crescent Mezzanine Investment Partners, L.P. , a Delaware limited partnership, TCW/Crescent Mezzanine Trust, a Delaware business trust, TCW Shared Opportunity Fund II, L.P., a Delaware limited partnership, Crescent/Mach I Partners, L.P., a Delaware limited partnership, The TCW Group, Inc., a Nevada corporation, TCW/Crescent Mezzanine, LLC, a Delaware limited liability company, TCW Investment Management Company, a California corporation, TCW Asset Management Company, a California corporation, Crescent/Mach I G.P. Corporation, a Texas corporation, and Home Asset Management Corp., a Delaware corporation (collectively, the “Joint Filers”).

W I T N E S S E T H

WHEREAS, as of the date hereof, each of the Joint Filers is filing a Schedule 13D under the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to securities of American Residential Investment Trust, Inc. (the “Schedule 13D”);

WHEREAS, each of the Joint Filers is individually eligible to file the Schedule 13D;

WHEREAS, each of the Joint Filers wishes to file the Schedule 13D and any amendments thereto jointly and on behalf of each of the Joint Filers, pursuant to Rule 13d-1(k)(1) under the Exchange Act;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

1.  The Joint Filers hereby agree that the Schedule 13D is, and any amendments thereto will be, filed on behalf of each of the Joint Filers pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

2. Each of the Joint Filers hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, it is responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, and is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless it knows or has reason to know that such information is inaccurate.

3. Each of the Joint Filers hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13D, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed individually or by their respective directors hereunto duly authorized as of the day and year first above written.

TCW/CRESCENT MEZZANINE PARTNERS, L.P.
TCW/CRESCENT MEZZANINE TRUST
TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

By: TCW/Crescent Mezzanine, LLC, its investment manager

By:	/s/ Linda D. Barker
Name: Linda D. Barker
Title: Authorized Signatory

CRESCENT/MACH I PARTNERS, L.P.

By: TCW Asset Management Company, its investment advisor

By:	/s/ Linda D. Barker
Name: Linda D. Barker
Title: Authorized Signatory

TCW SHARED OPPORTUNITY FUND II, L.P.

By: TCW Investment Management Company, its investment advisor

By:	/s/ Linda D. Barker
Name: Linda D. Barker
Title: Authorized Signatory

TCW/CRESCENT MEZZANINE, LLC

By:	/s/ Linda D. Barker
Name: Linda D. Barker
Title: Authorized Signatory

CRESCENT/MACH I G.P. CORPORATION

By:	/s/ Jean-Marc Chapus
Name:	Jean-Marc Chapus
Title:	Authorized Signatory

THE TCW GROUP, INC.

By:	/s/ Linda D. Barker
Name: Linda D. Barker
Title: Authorized Signatory

TCW INVESTMENT MANAGEMENT COMPANY

By:	/s/ Linda D. Barker
Name: Linda D. Barker
Title: Authorized Signatory

TCW ASSET MANAGEMENT COMPANY

By:	/s/ Linda D. Barker
Name: Linda D. Barker
Title: Authorized Signatory

HOME ASSET MANAGEMENT CORP.

By:	/s/ John C. Rocchio
Name: John C. Rocchio
Title: President